Filed Pursuant to Rule 424(b)(3)
Registration No. 333-152543
Registration No. 333-152543-03

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2009

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 25, 2008)

Capital Securities

BB&T Capital Trust VI

Enhanced Trust Preferred Securities

($25 liquidation amount)

fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

BB&T Capital Trust VI, a Delaware statutory trust, which we refer to as the “trust,” will issue the Enhanced Trust Preferred Securities, which we refer to as the “capital securities.” Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be the junior subordinated deferrable interest debentures, initially due August 1, 2064, issued by BB&T Corporation, which we refer to as the “junior subordinated debentures.” The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments received on the junior subordinated debentures.

The maturity date for the junior subordinated debentures is initially August 1, 2064, but will be automatically extended, without consent of the holders of the capital securities or the junior subordinated debentures, for an additional quarterly period on each of February 1, May 1, August 1 and November 1 beginning on August 1, 2014 and through and including May 1, 2019, unless (i) earlier redeemed or (ii) prior to any such date, we elect to discontinue the automatic extension of the maturity date as described in this prospectus supplement. If the maturity date is automatically extended on all of these dates, the junior subordinated debentures will mature on August 1, 2069.

The junior subordinated debentures will bear interest from             , 2009 at the annual rate of       %, payable quarterly in arrears on each of February 1, May 1, August 1 and November 1 of each year, beginning November 1, 2009. We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for one or more consecutive interest periods that do not exceed 20 consecutive quarterly interest periods without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for up to 40 consecutive quarterly interest periods without giving rise to an event of default. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

At our option, the junior subordinated debentures may be redeemed on or after August 1, 2014, in whole or in part and prior to August 1, 2014 in whole, but not in part, after the occurrence of a tax event, capital treatment event or investment company event, as described herein, in each case at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. The junior subordinated debentures may also be redeemed in whole, but not in part, prior to August 1, 2014 at a make-whole redemption price after the occurrence of a rating agency event.

The junior subordinated debentures will be subordinated to all existing and future senior and subordinated debt of BB&T Corporation other than our existing debt that is pari passu with the junior subordinated debentures and trade accounts payable and accrued liabilities arising in the ordinary course of business, and will rank pari passu with any existing and future debt that by its terms is pari passu in right of payment with the junior subordinated debentures. The junior subordinated debentures will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. BB&T Corporation will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

The trust will apply to have the capital securities listed on the New York Stock Exchange under the symbol “BBT Pr B.” If approved for listing, trading is expected to commence within 30 days after the capital securities are first issued.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-9.

These securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Capital Security		Total(1)
Public offering price	$25.0000	(2)		$(2)
Underwriting commissions to be paid by BB&T Corporation		$(3)		$(3)
Proceeds to BB&T Capital Trust VI		$(2)		$(2)

(1)	The underwriters also may purchase up to an additional capital securities at the public offering price less underwriting commissions of $ per capital security within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.
(2)	Plus distributions accrued on the capital securities since , 2009, if any.
(3)	Underwriting commissions of $ per capital security will be paid by BB&T Corporation, provided, however, that for sales to certain institutions, the commissions will be $ per capital security.

We expect to deliver the capital securities to investors only through the book-entry facilities of The Depository Trust Company and its direct participants on or about             , 2009.

Our affiliate, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. BB&T Capital Markets may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Lead Managers and Bookrunners

BB&T Capital Markets	BofA Merrill Lynch	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities
	Joint Structuring Agent	Joint Structuring Agent

Co-Manager

RBC Capital Markets

                , 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the trust have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the trust, you should not rely on it.

The capital securities are being offered for sale only in places where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the attached prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation and all references in this prospectus supplement to the “trust” mean BB&T Capital Trust VI.

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantee and junior subordinated debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

This prospectus supplement summarizes the specific terms of the securities being offered. You should rely only on the information presented in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Trust and BB&T Corporation

BB&T Capital Trust VI, which we refer to as the “trust,” is a Delaware statutory trust. It was created for the purpose of issuing the Enhanced Trust Preferred Securities, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement. The trustees of the trust referred to under “BB&T Capital Trust VI” below will conduct the business affairs of the trust.

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, our operations consist of a federally chartered thrift institution, BB&T Financial, FSB, and several nonbank subsidiaries that offer various financial services products. Substantially all of the loans by our bank and nonbank subsidiaries are to businesses and individuals in these market areas. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and investments in our other subsidiaries. As of March 31, 2009, we had consolidated total assets of $143.4 billion, consolidated loans of $100.2 billion, consolidated deposits of $90.6 billion and consolidated shareholders’ equity of $16.2 billion.

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets including small and mid-size businesses, public agencies, local government and individuals. Branch Bank also markets trust services and a wide range of deposit services to individuals and businesses. Branch Bank and its operating subsidiaries offer, among other services, lease financing to businesses and municipal governments; factoring; discount brokerage services and sales of annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; permanent financing for commercial real estate; loan servicing for third-party investors; and direct consumer finance loans to individuals. Our direct nonbank subsidiaries provide a variety of financial services, including automobile lending, equipment financing, payroll processing, asset management, full-service securities brokerage and capital markets services.

Our common stock is traded on the New York Stock Exchange under the symbol “BBT.” Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the section “Incorporation of Certain Information by Reference” for more information about us and our businesses.

Recent Developments

Supervisory Capital Assessment Program Results

As part of the U.S. federal government’s Financial Stability Plan, on February 25, 2009, the U.S. Department of the Treasury (“U.S. Treasury”) announced preliminary details regarding the Capital Assistance Program (the “CAP”), which, according to the U.S. Treasury, is designed to restore confidence throughout the financial system that the largest U.S. banking institutions will have a sufficient capital cushion for larger than expected potential future losses, should they occur due to a more severe economic environment, and to support lending to creditworthy borrowers. Pursuant to the CAP, the capital needs of major U.S. banking institutions were evaluated to determine whether an additional capital buffer is warranted and, if warranted, the U.S. Treasury committed to make capital available to eligible institutions if they are unable to raise the necessary capital through private sources.

To implement the CAP, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, the Federal Deposit Insurance Corporation (“FDIC”), and the Office of the Comptroller of the Currency commenced a review of the capital needs of the largest U.S. banking institutions. This review was called the Supervisory Capital Assessment Program (the “SCAP”). The SCAP review process involved a forward-looking capital assessment, or “stress test”, of all domestic bank holding companies with assets of more than $100 billion at December 31, 2008, including us. The stress test was intended to estimate credit losses, revenues and reserve needs for each of these bank holding companies in 2009 and 2010 under a macroeconomic scenario that reflected a consensus expectation for the depth and duration of the recession and a more adverse scenario that was designed to reflect a recession that was longer and more severe than consensus expectations.

On May 7, 2009, the Board of Governors of the Federal Reserve System announced the results of the final SCAP assessments for the 19 largest U.S. bank holding companies, including us. Our SCAP assessment indicated that we did not need to raise additional capital.

Senior Debt Offerings

On May 4, 2009 and May 15, 2009, we issued and sold senior notes in aggregate principal amounts of $800 million and $251 million, respectively, under our Medium-Term Note Program. The offerings generated net proceeds, after underwriting commissions and discounts and expenses payable by us, of $795,494,000 and $248,725,375, respectively.

Common Stock Offering

On May 18, 2009, we issued and sold 86,250,000 shares of our common stock in a public offering in which Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated served as joint book-running managers. The offering generated net proceeds, after underwriting commissions and discounts and expenses payable by us, of $1,673,250,000. As of June 30, 2009, we had 648,067,978 shares of our common stock issued and outstanding.

Repayment of Our Capital Purchase Program Investment

On June 17, 2009, we repurchased all 3,133.64 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series C, $1,000,000 liquidation preference per share (the “Series C Preferred Stock”) issued to the U.S. Treasury on November 14, 2008, as part of the Troubled Asset Relief Program—Capital Purchase Program (the “Capital Purchase Program”). The aggregate purchase price that we paid to the U.S. Treasury for the Series C Preferred Stock was approximately $3.1 billion, including approximately $13.9 million of accrued and unpaid dividends. On May 1, 2009, we provided notice to the U.S. Treasury of our intent to repurchase the warrant to purchase up to 13,902,573 shares of our common stock (the “Warrant”), also issued to the U.S. Treasury on November 14, 2008, as part of the Capital Purchase Program. On June 24, 2009, we supplemented our notice to the U.S. Treasury by providing a fair market value determination of the repurchase price for the Warrant. The terms of the Warrant provide an appraisal procedure and the U.S. Treasury has established a process through which we will determine the purchase price of the Warrant with the U.S. Treasury based on market prices for comparable securities and values determined through option-pricing financial modeling with the assistance of third party consultants. The Warrant will be repurchased from the U.S. Treasury for approximately $67 million. The repurchase of the Warrant has been scheduled for July 22, 2009 and is subject to satisfactory completion of certain closing conditions imposed by the U.S. Treasury.

Actions by Ratings Agencies

On April 21, 2009, Moody’s Investors Service (“Moody’s”) downgraded our long-term credit rating to “A1” from “Aa3” and confirmed a negative outlook due to Branch Bank’s exposure to commercial and residential real estate loans.

On June 17, 2009, Standard & Poor’s Ratings Services (“S&P”) downgraded our long-term credit rating to “A” from “A+” and provided a “stable” outlook due to S&P’s expectation that asset quality and earnings will remain under pressure through 2010.

On July 17, 2009, Fitch Ratings (“Fitch”) downgraded our long-term issuer default rating to “A+” from “AA-” and confirmed a negative outlook due to increased credit issues across various portions of our consumer and commercial loan portfolios caused by the deteriorating economic environment. Further, Fitch widened the notching on our outstanding hybrid securities.

Second Quarter 2009 Preliminary Financial Results

The following information is preliminary and, as a result, during the course of the preparation of our final consolidated financial statements and the related notes for the second quarter of 2009 and the completion of our quarterly closing procedures and analyses, we may identify items that would require us to adjust the preliminary financial results presented below. These preliminary financial results should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Second Quarter 2009 Earnings

Our second quarter of 2009 net income was $208 million and net income available to common shareholders was $121 million, or $.20 per diluted common share, compared with $428 million, or $.78 per diluted common share, earned during the second quarter of 2008.

Results for the quarter were reduced by a special assessment from the FDIC totaling $.07 per diluted share and accelerated amortization on the Series C Preferred Stock, which we repurchased on June 17, 2009, totaling $.08 per diluted share. These costs were partially offset by gains on sales of securities and extinguishment of debt, which increased earnings per diluted share by $.06.

Our second quarter of 2009 net income produced annualized returns on average assets and average common shareholders’ equity of .56% and 3.43%, respectively, compared to prior year returns of 1.28% and 13.27%, respectively.

Nonperforming Assets and Credit Losses Increase

Nonperforming assets, as a percentage of total assets, increased to 2.19% at June 30, 2009, compared to 1.92% at March 31, 2009. Annualized net charge-offs were 1.81% of average loans and leases for the second quarter of 2009, up from 1.58% in the first quarter of 2009. The increase in net charge-offs largely resulted from further deterioration in housing-related portfolios, including mortgage, home equity and consumer real estate. In particular, our consumer real estate portfolio, which is composed of loans made to individuals to purchase developed lots, experienced significant deterioration in the quarter.

The provision for credit losses totaled $701 million in the second quarter of 2009, an increase of $371 million compared to the same quarter last year, and exceeded net charge-offs by $250 million. The higher provision increased the allowance for loan and lease losses as a percentage of loans held for investment to 2.19% at June 30, 2009, compared to 1.94% at March 31, 2009, 1.62% at December 31, 2008 and 1.33% at June 30, 2008. The increases in net charge-offs, nonperforming assets and the provision for credit losses were driven by continued deterioration in housing-related credits and deterioration in consumer real estate. The largest concentration of housing-related credit issues occurring in Georgia, Florida and metropolitan Washington, D.C.

The Capital Securities

Each capital security represents an undivided beneficial interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to us. The trust will use the proceeds from those sales to purchase $         aggregate principal amount of junior subordinated deferrable interest debentures, initially due August 1, 2064, which are a series of junior subordinated debt securities issued under the indenture referred to herein and which we refer to in this prospectus supplement as the “junior subordinated debentures.” We will pay interest on the junior subordinated debentures at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. Distributions will accumulate from                     , 2009.

The trust will make distribution payments on the capital securities quarterly in arrears, on each February 1, May 1, August 1 and November 1, beginning on November 1, 2009, and at maturity unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the junior subordinated debentures or the capital securities. However, no interest deferral may extend beyond the maturity date or redemption of the junior subordinated debentures.

If we exercise our right to defer interest payments on the junior subordinated debentures, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the junior subordinated debentures, compounded on each distribution date.

Following the earlier of (i) the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period and (ii) a payment of current interest on the junior subordinated debentures, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Subject to the provisions described in “Summary of Terms of the Capital Securities—Subordination of Common Securities,” the trust will use the proceeds of any repayment or redemption of the junior subordinated debentures to redeem, on a proportionate basis, an equal amount of capital securities and common securities. For a description of our rights to redeem the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System (referred to herein collectively with the Federal Reserve Bank of Richmond, Virginia, or any successor federal bank regulatory agency having primary jurisdiction over us, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures. At a future date, we may also enter into a replacement capital covenant, as described under the last paragraph of “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the capital securities.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, we must obtain the approval of the Federal Reserve prior to making such election, if it is then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described below in “Book-Entry Issuance.”

The trust will apply to list the capital securities on the New York Stock Exchange and, if approved, it is expected that trading in the capital securities on the New York Stock Exchange will begin within 30 days after the original issue date.

The Junior Subordinated Debentures

The junior subordinated debentures will constitute a series of junior subordinated debt securities issued under the indenture as further described below. The maturity date for the junior subordinated debentures will initially be August 1, 2064, but will be automatically extended, without the consent of the holders of the capital securities or the junior subordinated debentures, for an additional quarterly period on each of February 1, May 1, August 1 and November 1 beginning August 1, 2014 and through and including May 1, 2019 (each, an “extension date”), unless (i) earlier redeemed or (ii) prior to any such extension date, we elect to discontinue the automatic extension of the maturity date as described in this prospectus supplement. As a result, if the maturity date is automatically extended on all extension dates, the junior subordinated debentures will mature on August 1, 2069. See “Summary of Terms of the Junior Subordinated Debentures—Maturity” in this prospectus supplement below. The junior subordinated debentures will be unsecured and will rank junior to all of our existing and future “senior debt,” and will be effectively subordinated to all liabilities of our subsidiaries.

The junior subordinated debentures will be subordinated to all of our existing and future senior and subordinated debt other than our existing debt that is pari passu with the junior subordinated debentures and trade accounts payable and accrued liabilities arising in the ordinary course of business, and will rank pari passu with any existing and future debt that by its terms is pari passu in right of payment with the junior subordinated debentures, which includes our junior subordinated debentures held by BB&T Capital Trust IV, BB&T Capital Trust V and our guarantees of the securities issued by these trusts. The junior subordinated debentures will be effectively subordinated to all debts and liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior debt. See “Summary of Terms of the Junior Subordinated Debentures—Subordination” for the definition of “senior debt.”

Interest

The junior subordinated debentures will bear interest at an annual rate of         %, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, during:

•

the period commencing on and including                     , 2009 to the initial maturity date of the junior subordinated debentures of August 1, 2064 or any earlier date of redemption for the junior subordinated debentures, but excluding, in each case, such date, with the first such payment on November 1, 2009; and

•

if we elect to extend the maturity date of the junior subordinated debentures as described below under “Summary of Terms of the Junior Subordinated Debentures—Maturity,” the period commencing on and including August 1, 2064 to the date on which the junior subordinated debentures mature or any earlier date of redemption of the junior subordinated debentures, but excluding, in each case, such date, unless, in each case, such interest payments are deferred as described above.

Certain Payment Restrictions Applicable to BB&T

During any period in which:

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not, nor will we permit any of our subsidiaries to, make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the junior subordinated debentures, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we generally may not, nor will we permit any of our subsidiaries to, redeem or purchase any of our securities that rank junior to or pari passu with any securities sold pursuant to the alternative payment mechanism during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the junior subordinated debentures permit us (i) to make any payment of current or deferred interest on our debt securities or guarantees that, upon our liquidation, would rank pari passu with the junior subordinated debentures (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the junior subordinated debentures), subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply, (ii) to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, and (iii) to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Redemption of Junior Subordinated Debentures

We may elect to redeem any or all of the junior subordinated debentures at any time on or after August 1, 2014 at 100% of their principal amount plus accrued and unpaid interest to the date of redemption as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.” In addition, we may elect to redeem all, but not less than all, of the junior subordinated debentures at any time prior to August 1, 2014 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the capital securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the capital securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, the Federal Reserve’s approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities. At a future date, we may also enter into a replacement capital covenant, as described under the last paragraph of “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the junior subordinated debentures.

Events of Default

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving BB&T (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

Guarantee by BB&T

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. The guarantee will be subordinated in right of payment to all of our senior debt and effectively subordinated to all debts and liabilities of our subsidiaries. We refer to this obligation as the “guarantee.” However, as described under “Risk Factors—The guarantee only guarantees payments on the capital securities if the trust has cash available,” the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the junior subordinated debentures or if we elect to defer payment of interest on the junior subordinated debentures.

As issuer of the junior subordinated debentures, we are also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

RISK FACTORS

An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and that is incorporated by reference into this prospectus supplement or the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement about both of these securities and the guarantee.

You should carefully consider the risk factors and other information set forth or incorporated by reference under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, and under the caption “Item 1A. Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2009, as well as other information incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Incorporation of Certain Information by Reference” in the accompanying prospectus.

Our obligations to make payments on the junior subordinated debentures and the guarantee are subordinate to our payment obligations under our senior debt.

Our obligations under the junior subordinated debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. As of March 31, 2009, we had approximately $30.6 billion of outstanding senior debt, excluding obligations under letters of credit, capital leases, guarantees and derivative contracts. In addition, we were obligated on March 31, 2009 under letters of credit and derivative contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the indenture. The indenture does not limit the amount of senior debt that we may issue and the terms of the capital securities, junior subordinated debentures and guarantee do not limit our ability to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. We regularly issue senior debt securities and otherwise incur senior obligations in connection with operating our business, and we expect to continue to do so.

This means that we cannot make any payments on the junior subordinated debentures or under the guarantee if certain events of default have occurred under our senior debt. In addition, the terms of certain of our outstanding junior subordinated debt securities prohibit us from making any payment of interest on the junior subordinated debentures or under the guarantee and from repaying, redeeming or repurchasing any junior subordinated debentures if there exists an event of default with respect to such outstanding junior subordinated debt securities or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to repay in full our senior debt in full before any payments may be made on the junior subordinated debentures or under the guarantee.

Interest payments may be made on parity securities even though interest has not been paid on the junior subordinated debentures.

We have issued, and may in the future issue, parity securities as to which during a deferral period on the junior subordinated debentures we are required to make payments of interest that are not made pro rata with payments of interest on the junior subordinated debentures or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the junior subordinated debentures permit us during a deferral period to make any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities and the junior subordinated debentures, subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, to make any payments of interest on parity securities in additional parity securities and any repurchase of parity securities in exchange for preferred stock or common stock (in each case in connection with a failed remarketing or similar event), and to repay or redeem any security necessary to avoid a breach of the instrument governing the same. The terms of the indenture, the guarantee, the trust agreement and the capital securities do not limit our ability to issue parity securities.

The junior subordinated debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the junior subordinated debentures and the guarantee.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the junior subordinated debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debentures, you may rely on the property trustee of the trust to enforce the trust’s rights under the junior subordinated debentures or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

We have the right to defer interest for 40 consecutive quarterly interest periods without causing an event of default.

We have the right to defer interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. Although we would be subject to the alternative payment mechanism after the earlier of the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period and the first interest payment date on which we make any payment of current interest, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods without causing an event of default. During any such deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the junior subordinated debentures (and compounded interest thereon) during the deferral period, which may last up to 40 consecutive quarterly interest periods, from any source other than the issuance of common stock and/or “qualifying warrants” up to the “maximum share number,” “qualifying preferred stock” up to the “preferred stock issuance cap” and/or “mandatorily convertible preferred stock” up to the “maximum share number” and “preferred stock issuance cap” (each as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. Common stock, qualifying preferred stock, mandatorily convertible preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock and mandatorily convertible preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock and mandatorily convertible preferred stock issued during any deferral period and applied to pay deferred interest, equals 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture. The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the junior subordinated debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue qualifying APM securities notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of deferred distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying APM securities and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and certain other parity securities on a pro rata basis up to the common equity issuance cap (as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) and maximum share number or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of our existing pari passu obligations would also require us to sell common stock or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Payment of deferred interest is subject to approval by the Federal Reserve.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying APM securities pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if the Federal Reserve has disapproved of such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of qualifying APM securities pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 40 consecutive quarterly interest periods have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 40 consecutive quarterly interest periods without being required to sell our qualifying APM securities and apply the proceeds to pay deferred interest.

We have the ability under certain circumstances to narrow the definition of qualifying APM securities.

We may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock, qualifying warrants or mandatorily convertible preferred stock (but not both common stock and qualifying warrants) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles. The elimination of either common stock, qualifying warrants or mandatorily convertible preferred stock from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

The indenture limits the number of shares of common stock, qualifying warrants and mandatorily convertible preferred stock that we may sell to pay deferred interest.

The indenture limits the number of shares of common stock, qualifying warrants and mandatorily convertible preferred stock that we may sell to pay deferred interest to the then-current “maximum share number,” as described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” which will initially be              million shares. If the number of shares of our common stock or the number of shares subject to qualifying warrants and mandatorily convertible preferred stock that we need to sell in order to pay deferred interest in full exceeds the then current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first five years of a deferral period.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest during the first five years of any deferral period (including compounded interest thereon) to an amount we refer to as the “common equity issuance cap.” Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is five years following the commencement of the relevant deferral period. Although we have the right to sell common stock and qualifying warrants if we have reached the common equity issuance cap but have not reached the maximum share number, we have no obligation to do so. See “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.”

Deferral of interest payments could adversely affect the market price and tax treatment of the capital securities.

We currently do not intend to exercise our right to defer payments of interest on the junior subordinated debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the junior subordinated debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the junior subordinated debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the junior subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the junior subordinated debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dissolution of the trust could have negative tax consequences.

We may dissolve the trust at any time. Upon dissolution of the trust, junior subordinated debentures may be distributed to the holders of the capital securities, as described below in “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders.” Under current United States federal income tax law, and assuming, as expected, that the trust is treated as a grantor trust, such a distribution of junior subordinated debentures to you should not be a taxable event. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the junior subordinated debentures to you may be a taxable event. Further, no one can accurately predict the market price for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending a distribution, may trade at a lower price than what you paid to purchase the capital securities.

We may redeem the junior subordinated debentures before August 1, 2014 if there is a challenge to their tax characterization or certain other events occur.

We may redeem any or all of the junior subordinated debentures at any time on or after August 1, 2014 and we may elect to redeem all, but not less than all, of the junior subordinated debentures before August 1, 2014 if certain changes occur relating to the capital treatment or tax treatment of the capital securities, the investment company laws or the rating agency equity credit accorded to the capital securities. The redemption price will equal 100% of the principal amount of the junior subordinated debentures plus accrued and unpaid interest to the date of redemption in the case of a redemption after the occurrence of a capital treatment event, investment company event or tax event and a make-whole redemption price in the case of a redemption after the occurrence of a rating agency event. An Internal Revenue Service pronouncement or threatened challenge affecting the tax treatment of the junior subordinated debentures could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the junior subordinated debentures, changes or proposed changes in the treatment of the junior subordinated debentures for Federal Reserve capital adequacy purposes and changes resulting in the treatment of the trust as an “investment company” could result in the junior subordinated debentures being redeemed earlier than would otherwise be the case. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a further description of these events and the method of determining the make-whole redemption price that applies in the case of a redemption after the occurrence of a rating agency event.

If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the redemption price of the junior subordinated debentures, and the redemption of the capital securities would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when we issue them, we could, at a future date, enter into such a covenant in favor of a class or classes of our indebtedness, restricting our right to redeem the junior subordinated debentures.

We entered into a replacement capital covenant in connection with a previous issuance of junior subordinated debt securities. In such replacement capital covenant, we agreed, for the benefit of holders of a designated series of indebtedness that ranks senior to such junior subordinated debt securities or, in certain limited cases, holders of a designated series of indebtedness of Branch Bank, that neither we nor any of our subsidiaries would repay, redeem or purchase such junior subordinated debt securities or the related capital securities unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during the 180-day period prior to the delivery of notice of such repayment or redemption or the date of such purchase we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities.

Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when we issue them, we may in the future choose to make such a covenant with respect to the junior subordinated debentures in favor of a specified class or classes of our indebtedness without the consent of the holders of the junior subordinated debentures. If we were to make such a replacement capital covenant, there could be circumstances in which it would be in the interest of both you and us that some or all of the junior subordinated debentures or the capital securities be redeemed, and sufficient cash is available for that purpose, but we would be restricted from doing so because we have not satisfied this requirement. In addition, if we should choose to enter into a replacement capital covenant, the trading prices for the junior subordinated debentures could be adversely affected.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any junior subordinated debentures, whether voluntary or not, a holder of junior subordinated debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid (including compounded interest thereon) and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock or mandatorily convertible preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock or mandatorily convertible preferred stock.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, including the limitation on the source for payments of deferred interest and the restrictions imposed in connection with any optional deferral of interest payments, are limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by us. If, however, an event of default occurs with respect to the junior subordinated debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee. Further, we, along with the administrative trustees of the trust, may amend the trust agreement in certain respects without the consent of holders of the capital securities.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

You will not always be able to directly enforce your rights against us if an event of default occurs.

If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the trust agreement occurs because of our failure to pay when due interest on or the principal of the junior subordinated debentures.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition not previously included in income, even though the amount you receive for your capital securities may not fully reflect the value of such accrued but unpaid interest.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences—United States Holders—Sales of Capital Securities.”

Changes in demand for capital securities could adversely affect the market price of the capital securities.

Neither we nor the trust can assure you as to the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the junior subordinated debentures, demand for the junior subordinated debentures may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

Prior to this offering, there has been no public market for the capital securities. The trust will apply to have the capital securities listed on the New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. Listing of the capital securities on the New York Stock Exchange does not guarantee that a trading market for the capital securities will develop, or if a trading market for the capital securities does develop, the depth of the market or the ability of holders to sell their capital securities easily. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, the capital securities may be illiquid, and a trading market for the capital securities may not develop.

The maturity of the junior subordinated debentures may be automatically extended.

The maturity date of the junior subordinated debentures is initially August 1, 2064, but may be automatically extended, without the consent of the holders of the capital securities or the junior subordinated debentures, for up to five years. Holders of junior subordinated debentures should not rely on receiving the principal amount of any junior subordinated debenture on the initial maturity date. See “Summary of Terms of the Junior Subordinated Debentures—Maturity” for more information.

The Internal Revenue Service or a court may not agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes.

The junior subordinated debentures are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the junior subordinated debentures. Thus, the Internal Revenue Service or a court may not agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the junior subordinated debentures were recharacterized as our equity, payment on the capital securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

A recent proposal from a rating agency relating to a change in the methodology for the determination of ratings for hybrid securities issued by banks and bank holding companies could result in a lowering of the rating assigned to the capital securities issued in this offering.

Moody’s recently issued for comment a proposal that would change the methodology and practices that it uses for determining the ratings of hybrid securities issued by banks and bank holding companies, such as the capital securities to be issued in this offering. As part of the proposed change in the ratings methodology and practices, ratings for our capital securities would be based on our stand-alone intrinsic strength, rather than incorporating an assumed level of external support, such as from governments and regulatory authorities, which is incorporated in Moody’s senior unsecured rating for many banks and bank holding companies. Although we are not certain when or what action will be taken by Moody’s as a result of this proposal, Moody’s has indicated that ratings assigned to many hybrid securities issued by banks and bank holding companies, such as the capital securities, could be lowered if this proposal is adopted. The comment period for this proposal expired on July 10, 2009. Such lowered ratings could have a negative impact on the pricing terms for any capital securities sold in the secondary market and our ability to raise capital in a cost-effective manner through hybrid securities offerings.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements are identified in this prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 that is referenced under that heading, and also may include the following:

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to us;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than us;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frames; and

•	deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to the “Risk Factors” section of this prospectus supplement and to our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 on file with the SEC. We have no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The trust will invest all of the proceeds from the sale of the capital securities and the sale of its common securities to purchase the junior subordinated debentures. We intend to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include the acquisition of other companies, repurchasing outstanding shares of our common stock, and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the junior subordinated debentures as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T Corporation and its subsidiaries for the periods indicated below were as follows:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Earnings to Fixed Charges:
Including interest on deposits:	1.66x	1.70x	1.67x	1.63x	1.76x	2.22x	2.88x
Excluding interest on deposits:	2.60x	2.91x	2.77x	2.77x	3.25x	4.17x	5.62x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest and dividends on our Series C Preferred Stock) less earnings attributable to noncontrolling interest. Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor), dividends on our Series C Preferred Stock and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor), dividends on our Series C preferred stock and all amortization of debt issuance costs.

BB&T CAPITAL TRUST VI

The trust is a statutory trust formed under Delaware law pursuant to a trust agreement signed by BB&T, as depositor of the trust, Wilmington Trust Company, as Delaware trustee, and the administrative trustees named in the trust agreement, and the filing of a certificate of trust with the Delaware Secretary of State. The trust will have a term of approximately 60 years. The trust agreement of the trust will be amended and restated in its entirety by the parties named above and U.S. Bank National Association, as property trustee, before the issuance of the capital securities by the trust. We will refer to such trust agreement, as so amended and restated, as the “trust agreement.” The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities in the junior subordinated debentures; and

•	engaging in only those activities convenient, necessary or incidental thereto.

All of the common securities of the trust will be directly or indirectly owned by us. The common securities of the trust rank equally with the capital securities, and the trust will make payment on its trust securities pro rata, except that upon certain events of default under the trust agreement relating to payment defaults on the junior subordinated debentures, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of the trust in an aggregate liquidation amount equal to $10,000.

The trust’s business and affairs will be conducted by its trustees, each appointed by BB&T as depositor of the trust. The trustees will be Wilmington Trust Company, which is referred to as the “Delaware trustee,” two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with BB&T, and U.S. Bank National Association, which is referred to as the “property trustee.” The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee. See “Guarantee of Capital Securities” below.

Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

We will pay all fees and expenses related to the trust and the offering of the capital securities (other than withholding taxes, if any).

The principal executive office of the trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, telephone number (336) 733-2000.

The trust will not be subject to the reporting requirements of the Exchange Act.

BB&T CORPORATION

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiary, Branch Bank, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, our operations consist of a federally chartered thrift institution, BB&T Financial, FSB, and several nonbank subsidiaries that offer various financial services products. Substantially all of the loans by our bank and nonbank subsidiaries are to businesses and individuals in these market areas. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and investments in our other subsidiaries. As of March 31, 2009, we had consolidated total assets of $143.4 billion, consolidated loans of $100.2 billion, consolidated deposits of $90.6 billion and consolidated shareholders’ equity of $16.2 billion.

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets including small and mid-size businesses, public agencies, local government and individuals. Branch Bank also markets trust services and a wide range of deposit services to individuals and businesses. Branch Bank and its operating subsidiaries offer, among other services, lease financing to businesses and municipal governments; factoring; discount brokerage services and sales of annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; permanent financing for commercial real estate; loan servicing for third-party investors; and direct consumer finance loans to individuals. Our direct nonbank subsidiaries provide a variety of financial services, including automobile lending, equipment financing, payroll processing, asset management, full-service securities brokerage and capital markets services.

Our common stock is traded on the New York Stock Exchange under the symbol “BBT.” Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in the attached prospectus, as described in the section “Incorporation of Certain Information by Reference,” for more information about us and our businesses.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” as revised in December 2003 (“FIN 46(R)”). In accordance with FIN 46(R), we will treat the trust as an unconsolidated subsidiary and will report the aggregate principal amount of the junior subordinated debentures we issue to the trust as a liability, record the assets related to the cash and common securities received from the trust in our consolidated balance sheet and report interest paid or payable on the junior subordinated debentures as an interest expense in our consolidated statements of operations.

We expect to treat the capital securities as “Tier 1 capital” under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. Under those capital guidelines, the capital securities are a “restricted core capital element” that, together with other instruments that are restricted core capital elements, are limited to 25% of our total Tier 1 capital.

SUMMARY OF TERMS OF THE CAPITAL SECURITIES

The capital securities are issuable in denominations of $25 and integral multiples thereof and represent undivided beneficial interests in the assets of the trust.

We have summarized below certain terms of the capital securities. This summary is not complete. You should also refer to the amended and restated trust agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-152543) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”), the Delaware Statutory Trust Act and the Trust Indenture Act. U.S. Bank National Association will act as property trustee under the trust agreement.

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($25) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. The periodic distributions will be cumulative and will accumulate from                     , 2009. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than (i) a Saturday, Sunday or Federal Reserve holiday and that is not a day on which banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to remain closed, or (ii) a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business. If capital securities are not in book-entry form, the record date will be the first day of the month prior to the month in which the relevant distribution date occurs.

The period beginning on and including                     , 2009 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods, as described under “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” below, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect on the junior subordinated debentures, compounded on each interest payment date.

Redemption

If we repay or redeem the junior subordinated debentures, in whole or in part, the property trustee will use the proceeds of that redemption to redeem a total amount of capital securities and common securities equal to the amount of junior subordinated debentures redeemed or repaid. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures and the capital securities. At a future date, we may also enter into a replacement capital covenant as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the capital securities.

The redemption price per security will equal the applicable redemption price attributable to $25 principal amount of the junior subordinated debentures calculated as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

Redemption Procedures

Redemptions of capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If the trust gives a notice of redemption of the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of the capital securities will cease, except the right of the holders of the capital securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	the capital securities will cease to be outstanding.

In the event that any date fixed for redemption of capital securities is not a business day, then the redemption date shall be established in the same manner as the redemption date for the junior subordinated debentures described under “Summary Terms of the Junior Subordinated Debentures—Interest Rate and Interest Payment Dates” below. In the event that payment of the redemption price in respect of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Guarantee of Capital Securities,” distributions on the capital securities will continue to accrue at the then-applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by the trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “—Subordination of Common Securities.” The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding capital securities not previously called for redemption or, if the capital securities are in book-entry only form, in accordance with the procedures of DTC. The property trustee shall promptly notify the securities registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

For United States federal income tax purposes, a partial redemption of trust securities shall be treated by us and the trust, and in purchasing the trust securities, the holders agree to treat such partial redemption, as an in kind distribution of the trust assets to be redeemed to the holders of the trust securities in redemption of the trust securities chosen to be redeemed by the property trustee or DTC immediately followed by a cash redemption by us of such trust property held by such holders.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a description of the redemption terms of the junior subordinated debentures.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, we must obtain the approval of the Federal Reserve prior to making such election, if it is then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

We anticipate that any distribution of junior subordinated debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Payment, Exchange, Registration and Transfer” and “Book-Entry Issuance” below.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, the distribution of the junior subordinated debentures by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust” below.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of BB&T;

•

the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the junior subordinated debentures to the holders of the capital securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the capital securities as described under “—Redemption” above; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

As used herein, “like amount” means:

•

with respect to a redemption of capital securities, capital securities having a liquidation amount equal to that portion of the principal amount of the junior subordinated debentures to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of the capital securities; and

•

with respect to a distribution of junior subordinated debentures to holders of the capital securities in exchange therefor in connection with a dissolution or liquidation of the trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities of the holder to whom such junior subordinated debentures would be distributed.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the capital securities a like amount of the junior subordinated debentures. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of capital securities, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, $25 per capital security, plus accumulated and unpaid distributions to the date of payment, including compounded interest thereon. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust securities shall be paid on a pro rata basis, except as set forth under “—Subordination of Common Securities.”

Subordination of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, the capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the capital securities and common securities, except that upon the occurrence and continuation of a payment default on the junior subordinated debentures, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. As used herein a “payment default” means a default in the payment of principal of or interest on the junior subordinated debentures when due and payable and, in the case of interest payments, the continuation of such default for a period of 30 days.

In the case of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all such events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default under Trust Agreement; Notice

Any one of the following events constitutes an event of default under the trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the indenture with respect to the junior subordinated debentures (see “Summary of Terms of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”); or

•

the default by the property trustee in the payment of any distribution on the capital securities or common securities when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of the capital securities or common securities when such becomes due and payable; or

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 90 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debentures does not entitle the holders of the capital securities to accelerate the maturity of the junior subordinated debentures.

A default in the payment of interest, including compounded interest, in full on any junior subordinated debenture for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period entitles the property trustee, as sole holder of the junior subordinated debentures, to declare the junior subordinated debentures due and payable under the indenture. As used herein, “compounded interest” means all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law, compounded quarterly, at the rate borne by the junior subordinated debentures plus any additional sums. For a more complete description of remedies available upon the occurrence of an event of default with respect to the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Events of Default, Waiver and Notice” and “Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee” below.

Removal of Trustees

Unless an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities for cause or if an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture or a payment default on the junior subordinated debentures shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Merger, Consolidation, Amalgamation or Replacement of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the trust’s obligations with respect to the capital securities, or

•

substitutes for the capital securities other securities having substantially the same terms as the capital securities, or the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a domestic grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Guarantee of Capital Securities—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of capital securities will have no voting rights.

We and the administrative trustees may amend the trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities, to:

•

cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•

modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a domestic grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend the trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding capital securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a domestic grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of capital securities and common securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of the trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any of the junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required.

If a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the capital securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the junior subordinated debentures that it has received. In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a domestic grantor trust for United States federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of the capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of the capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of the capital securities will be required for the trust to redeem and cancel the capital securities in accordance with the trust agreement.

Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the capital securities shall be made to DTC, as depositary, which shall credit the relevant accounts at DTC on the applicable distribution dates. If any capital securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be Branch Bank and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Branch Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent for the capital securities.

Registration of transfers of the capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of the capital securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the capital securities);

•

all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the trust might become subject.

Governing Law

The rights and obligations of the holders with respect to the trust agreement and the capital securities will be construed in accordance with and governed by Delaware law.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a domestic grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct the trust’s affairs so that the junior subordinated debentures will be treated as indebtedness of ours for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the capital securities.

Holders of the capital securities have no preemptive or similar rights.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

SUMMARY OF TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

This section describes the terms and provisions of our junior subordinated debentures. This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement, and the fifth supplemental indenture, a copy of which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. References herein to the “indenture” are to the junior subordinated indenture, as supplemented. U.S. Bank National Association will act as indenture trustee under the indenture. We anticipate that until the liquidation, if any, of the trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be a series of “junior subordinated debt securities” under the indenture, as described herein.

The junior subordinated debentures will be subordinated to all of our existing and future senior and subordinated debt other than our existing debt that is pari passu with the junior subordinated debentures and trade accounts payable and accrued liabilities arising in the ordinary course of business, and will rank pari passu with any existing and future debt that by its terms is pari passu in right of payment with the junior subordinated debentures, which includes our junior subordinated debentures held by BB&T Capital Trust IV and our guarantees of the securities issued by that trust. The junior subordinated debentures will be effectively subordinated to all liabilities of our subsidiaries. As of March 31, 2009 we had approximately $30.6 billion of outstanding senior debt. The indenture does not limit the amount of senior debt that we may issue and the terms of the capital securities, junior subordinated debentures and guarantee do not limit our ability to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. We regularly issue senior debt securities and otherwise incur senior obligations in connection with operating our business, and we expect to continue to do so.

Maturity

The junior subordinated debentures will initially mature on August 1, 2064, but will be automatically extended, without the consent of the holders of the capital securities or the junior subordinated debentures, for an additional quarterly period on each of February 1, May 1, August 1 and November 1 beginning August 1, 2014 and through and including May 1, 2019, unless (i) earlier redeemed or (ii) at least 30, but no more than 60, days prior to any such extension date, we give notice of our election to discontinue the automatic extension of the maturity date. For example, a junior subordinated debenture which has not been redeemed on or before August 1, 2014, shall, subject to earlier redemption, have its maturity date extended by one quarterly period to November 1, 2064, unless we shall have given notice of discontinuation of the automatic extension of maturity. If the maturity date is automatically extended on all extension dates, the junior subordinated debentures will mature on August 1, 2069.

Interest Rate and Interest Payment Dates

Subject to our right to defer interest payments described below under “—Option to Defer Interest Payments,” the junior subordinated debentures will bear interest at         % per year, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, during:

•

the period commencing on and including the initial issuance of the junior subordinated debentures to the initial maturity date of the junior subordinated debentures of August 1, 2064 or any earlier date of redemption for the junior subordinated debentures, but excluding, in each case, such date, with the first such payment on November 1, 2009; and

•

if we elect to extend the maturity date of the junior subordinated debentures as described above under “—Maturity,” the period commencing on and including August 1, 2064 to the date on which the junior subordinated debentures mature or any earlier date of redemption of the junior subordinated debentures, but excluding, in each case, such date.

The amount of interest payable for any accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We refer to the above-referenced dates on which interest payments are made as “interest payment dates” and we refer to the period beginning on and including July     , 2009 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The record date will be the date 15 calendar days, whether or not a business day, before the relevant payment date.

If an interest payment date, a redemption date, or the maturity date of the junior subordinated debentures falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date or the redemption date, as applicable.

A “business day” means any day other than (i) a Saturday, Sunday or Federal Reserve holiday and that is not a day on which banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to remain closed, or (ii) a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

The distribution provisions of the capital securities correspond to the interest payment provisions for the junior subordinated debentures because the capital securities represent undivided beneficial ownership interests in the junior subordinated debentures.

Additional Sums

If the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest (“additional sums”) on the junior subordinated debentures. The amount of any additional sums will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. We may not defer payment of interest beyond the maturity date or the earlier redemption of the junior subordinated debentures.

Deferred interest on the junior subordinated debentures will bear interest at the annual rate then applicable to the junior subordinated debentures, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the conclusion of 40 consecutive quarterly interest periods following that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the conclusion of 20 consecutive quarterly interest periods following the beginning of the deferral period, we will be required to sell qualifying APM securities pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the junior subordinated debentures (and compounded interest thereon) prior to maturity from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying APM securities, we may (but we are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the capital securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (and compounded interest thereon) on the junior subordinated debentures, we can again defer interest payments on the junior subordinated debentures as described above.

We must give the indenture trustee, the property trustee, the administrative trustees and the paying agent for the capital securities notice of our election to begin or extend a deferral period at least five business days prior to the earlier of the date distributions on the capital securities would have been payable except for the election to begin or extend the deferral period or the date the administrative trustees are required to give notice to any securities exchange or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

If the property trustee, on behalf of the trust, is the sole holder of the junior subordinated debentures, we will give the property trustee and the Delaware trustee written notice of our election of a deferral period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution;

provided that, in any event, we are required to give the holders of the junior subordinated debentures notice of our election of such deferral period no more than 15 business days (or such other period as may be specified by the Federal Reserve) before the next succeeding interest payment date. A “holder” with respect to a junior subordinated debenture means the person in whose name such junior subordinated debenture is registered in the security register.

The property trustee will give notice of our election of such deferral period to the holders of the capital securities.

If the property trustee, on behalf of the trust, is not the sole holder of the junior subordinated debentures, we will give the holders of the junior subordinated debentures and the indenture trustee written notice of our election of a deferral period at least one business day before the next interest payment date.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any junior subordinated debentures remain outstanding, if

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or guarantees that rank pari passu upon our liquidation with the junior subordinated debentures (the “parity securities”) or any of our debt securities that rank junior upon our liquidation to the junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debt securities of any of our subsidiaries if the guarantee ranks junior to the junior subordinated debentures.

The restrictions listed above do not apply to:

•

any purchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	payments by us under our guarantee regarding the trust;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment during a deferral period of current or deferred interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the junior subordinated debentures, provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities;

•

any payments of interest on parity securities in additional parity securities and any repurchase of parity securities in exchange for preferred stock or common stock, in each case in connection with a failed remarketing or similar event; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

Certain of our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the junior subordinated debentures as well as any guarantee payments on the guarantee of the capital securities if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, subject to the exceptions set forth above, we may not, nor will we permit any of our subsidiaries to, prior to the first anniversary of the date on which all deferred interest has been paid, purchase or acquire any securities ranking junior to or pari passu with any of our qualifying APM securities the proceeds of which were used to pay deferred interest pursuant to the alternative payment mechanism during the relevant deferral period. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the junior subordinated debentures, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) and (ii) the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period, to issue “qualifying APM securities” until we have raised an amount of “eligible proceeds,” each as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the junior subordinated debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the junior subordinated debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•

we are not required to issue common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) during the first 20 consecutive quarterly interest periods of any deferral period (including compounded interest thereon), to the extent the net proceeds of any issuance of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) applied during such deferral period to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

we are not required or permitted to issue qualifying preferred stock or mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock or mandatorily convertible preferred stock applied to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock and still outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture (the “preferred stock issuance cap”);

•

we are not obligated to sell shares of our common stock, qualified warrants or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in an amount in excess of the “maximum share number” for the purpose of paying deferred interest on the junior subordinated debentures. The maximum share number will initially equal          million shares of our common stock. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. We may, at our discretion and without the consent of the holders of the junior subordinated debentures, increase the maximum share number (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to pay deferred interest on the junior subordinated debentures; and

•

so long as the definition of qualifying APM securities has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures, and no class of investors in our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism during the first 20 consecutive quarterly interest periods of such deferral period even if the amount referred to in the first bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, the maximum share number and the preferred stock issuance cap. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of common stock or “qualifying warrants” up to the maximum share number, “qualifying preferred stock” up to the preferred stock issuance cap or “mandatorily convertible preferred stock” up to the maximum share number or the preferred stock issuance cap to persons that are not our subsidiaries.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Exchange Act, prior to or contemporaneously with the issuance of such securities, that to the extent that the “qualifying preferred stock” provides the issuer with rating agency equity credit at the time of redemption or purchase, the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of such redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred stock,” the requirement in such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatorily convertible preferred stock” means preferred stock with (i) no prepayment obligation on the part of BB&T, whether at the election of the holders or otherwise and (ii) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing or redeeming common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means common stock, “qualifying preferred stock” and “qualifying warrants,” provided that we may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” to eliminate common stock or “qualifying warrants” (but not both) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to our other preferred stock, (ii) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies,” and (iii)(a) is subject to “intent-based replacement disclosure” and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more of the financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant.”

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant relating to our Fixed to Floating Rate Junior Subordinated Debentures held by BB&T Capital Trust IV (the “BB&T Capital Trust IV replacement capital covenant”) or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the BB&T Capital Trust IV replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the company and its subsidiaries from redeeming or purchasing a series of the company’s non-cumulative perpetual preferred stock except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased within the 180-day period prior to the applicable redemption or purchase date.

“Qualifying warrants” means net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. If we issue qualifying warrants, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of such qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the junior subordinated debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the junior subordinated debentures and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated debentures. If we have outstanding parity securities under which we are obligated to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and those parity securities to the extent such net proceeds are “eligible proceeds” with respect to those parity securities on a pro rata basis up to the maximum share number and the common equity issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of certain of our existing pari passu obligations obligate us to sell common stock, qualifying warrants or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in our common stock or qualifying preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying APM securities pursuant to the alternative payment mechanism, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of our qualifying APM securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

we reasonably believe that the offering document for the offer and the sale of our qualifying APM securities would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance would be unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of our qualifying APM securities due to pricing, dividend rate or dilution considerations.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of junior subordinated debentures, by that holder’s acceptance of the junior subordinated debentures, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its junior subordinated debentures, that holder of junior subordinated debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest (including compounded interest thereon) has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Distribution of Junior Subordinated Debentures

As described above, the junior subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” above.

If the junior subordinated debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. See “—Payment, Exchange, Registration and Transfer” and “Book-Entry Issuance” below.

Redemption

The junior subordinated debentures will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Optional Redemption

We will have the right to redeem the junior subordinated debentures in whole, or in part, at any time on or after August 1, 2014 at a redemption price equal to 100% of the principal amount of the junior subordinated debentures being redeemed plus accrued and unpaid interest to the redemption date.

Conditional Right to Redeem upon a Tax, Capital Treatment, Investment Company or Rating Agency Event

We will have the right to redeem the junior subordinated debentures, in whole, but not in part, after the occurrence of a “tax event,” a “capital treatment event,” an “investment company event” or a “rating agency event,” each as defined below.

In the case of a redemption after the occurrence of a tax event, capital treatment event or investment company event and prior to August 1, 2014, the redemption price will be equal to 100% of the principal amount of the junior subordinated debentures being redeemed, plus accrued and unpaid interest to the redemption date.

In the case of any redemption after the occurrence of a rating agency event and prior to August 1, 2014, the redemption price will be equal to the greater of (1) 100% of the principal amount of the junior subordinated debentures being redeemed, and (2) the sum of the present values of the principal amount of the junior subordinated debentures being redeemed and each interest payment thereon that would have been payable to and including August 1, 2014 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from August 1, 2014 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 0.50%, in each case plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2) in the immediately preceding paragraph:

•

“treasury rate” means the quarterly equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes and Bills,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•

“treasury dealer” means Banc of America Securities LLC or Morgan Stanley & Co. Incorporated (or their successors) or, if Banc of America Securities LLC or Morgan Stanley & Co. Incorporated (or their successors) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debentures or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier I capital, or the equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as currently in effect and applicable to us.

“Investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date hereof.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the junior subordinated debentures, which amendment, clarification or change results in:

•

the shortening of the length of time the junior subordinated debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the junior subordinated debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. However, if the junior subordinated debentures are held by the trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities.

We have entered into a replacement capital covenant in connection with a previous issuance of junior subordinated debt securities. In such replacement capital covenant, we agreed, for the benefit of holders of a designated series of indebtedness that ranks senior to such junior subordinated debt securities or, in certain limited cases, holders of a designated series of indebtedness of Branch Bank, that neither we nor any of our subsidiaries would repay, redeem or purchase such junior subordinated debt securities or the capital securities unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during the 180-day period prior to the delivery of notice of such repayment or redemption or the date of such purchase we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities. Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when they are issued, we may in the future choose to make such a covenant with respect to the junior subordinated debentures in favor of a specified class or classes of our indebtedness without the consent of the holders of the junior subordinated debentures.

Events of Default, Waiver and Notice

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving BB&T (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures can, subject to conditions (including, if the junior subordinated debentures are held by the trust or the property trustee, the consent of the holders of at least a majority in aggregate liquidation amount of the capital securities), rescind the declaration. If the holders of the junior subordinated debentures do not rescind such declaration and the junior subordinated debentures are held by the trust or the property trustee, the holders of at least a majority in aggregate liquidation amount of the capital securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debentures may, on behalf of all holders, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of he holder of each outstanding junior subordinated debenture.

If the junior subordinated debentures are held by the trust or the property trustee, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the capital securities; provided, however, that the consent of each holder of the capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures do not waive such default, the holders of a majority in aggregate liquidation amount of the capital securities shall have such right.

The holders of a majority in principal amount of the junior subordinated debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the indenture.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the junior subordinated debentures are held by the trust or the property trustee, a holder of the capital securities may institute a direct action if there is a payment default on the junior subordinated debentures, taking account of any extension period (a “direct action”). A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debentures, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debentures.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of capital securities thereunder without the consent of all holders of the capital securities. The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in this paragraph.

Limitation on Mergers and Sales of Assets

The indenture provides that we may not consolidate with, or merge into, any other corporation or convey, transfer or lease our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions as prescribed by the indenture are met.

Covenants Contained in the Indenture

We will covenant, as to the junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate the trust, except,

•	in connection with a distribution of the junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement, in either such case, upon any required prior approval of the Federal Reserve; and

•

to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a domestic grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debentures upon a change of control or other event involving us which may adversely affect the creditworthiness of the junior subordinated debentures. The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Distribution of the Junior Subordinated Debentures

Under circumstances involving the dissolution of the trust, the junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Summary of Terms of the Capital Securities—Liquidation Distribution Upon Dissolution.”

Modification of Indenture

From time to time we and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, supplement the indenture for specified purposes, including, among other things:

•	evidencing the succession of another entity to BB&T;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the indenture trustee or surrendering any right or power conferred upon BB&T in the indenture;

•	adding to the covenants of BB&T for the benefit of other holders of all or any series of securities;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the rights of the holders of the junior subordinated debentures or the related trust preferred securities;

•

evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for, or facilitate the administration of, a trust under the indenture by more than one trustee;

•	qualifying the indenture under the Trust Indenture Act; and

•

changing or eliminating any of the provisions of the indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision.

We and the indenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by the trust, no modification may be made that adversely affects the holders of the capital securities, and no termination of the indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of capital securities of the trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

In addition, we and the indenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Subordination

The junior subordinated debentures will be subordinate to all of our existing and future senior debt. Our “senior debt” includes our senior debt securities and our subordinated debt securities and means

•

any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments, including any of our debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the junior subordinated debentures,

•	our obligations under letters of credit,

•

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debentures (including the existing pari passu obligations), but excludes trade accounts payable and accrued liabilities arising in the ordinary course of business.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debentures. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debentures. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debentures so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debentures.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:

•	the holders of junior subordinated debentures,

•	together with the holders of any of our other obligations ranking equal with the junior subordinated debentures,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If we violate the indenture by making a payment or distribution to holders of the junior subordinated debentures before we have paid all the senior debt in full, then such holders of the junior subordinated debentures will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debentures will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debentures.

Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the junior subordinated debentures.

We may modify or amend the indenture as provided under “—Modification of Indenture” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the indenture relating to the subordination of the junior subordinated debentures in a manner that would adversely affect the holders of senior debt.

The indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of junior subordinated debentures unless offered reasonable indemnification.

From time to time, we and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

Denominations

The junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

Payment, Exchange, Registration and Transfer

The junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office or the office of any transfer agent selected by us without service charge and upon payment of any taxes and other governmental charges as described in the indenture. U.S. Bank National Association will be appointed as paying agent and security registrar for the junior subordinated debentures. We may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

Even though we have designated a place of payment, we may elect to pay any interest on the junior subordinated debentures by mailing a check to the person listed as the owner of the junior subordinated debentures in the security register or by wire transfer to an account designated by a holder of the junior subordinated debentures. We will pay interest on a junior subordinated debenture:

•	on an interest payment date, to the person in whose name that junior subordinated debenture is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debenture at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debentures and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such junior subordinated debentures can only look to us for the payments on such junior subordinated debentures.

Any junior subordinated debentures can be exchanged for other junior subordinated debentures of the same series so long as such other junior subordinated debentures are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debentures that were surrendered for exchange. In the event of any redemption, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

register the transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

We will register the junior subordinated debentures in the name of the trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

If the junior subordinated debentures are distributed to holders of the related capital securities, it is anticipated that DTC will act as depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Issuance—Global Capital Securities; Holding Beneficial Interests through DTC.”

A global security representing the junior subordinated debentures will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies BB&T that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

•	an event of default under the indenture has occurred and is continuing;

•	DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

•	BB&T, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. We expect that the instructions will be based upon directions received by DTC from its direct participants with respect to ownership of beneficial interests in the global security.

GUARANTEE OF CAPITAL SECURITIES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of the capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be U.S. Bank National Association. The “guarantee trustee” will hold the guarantee for the benefit of the holders of the capital securities. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the junior subordinated debentures. The trust agreement provides that, by your acceptance of the capital securities, you agree to the provisions of the guarantee and the indenture.

Under the guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments (other than withholding taxes), which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any capital securities called for redemption by the trust, to the extent the trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of the capital securities or the redemption of all of the capital securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment to the extent the trust has funds available; and

•	the amount of assets of the trust remaining for distribution to holders of the capital securities upon liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of the capital securities or by causing the trust to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions except to the extent the trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by the trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. See “—Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

The guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debentures as set forth in the indenture; and

•

equally with all other guarantees that we issue in respect of capital or preferred purchase securities issued by trusts that hold junior subordinated debt securities of ours that rank pari passu with the junior subordinated debentures.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the capital securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debentures.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the capital securities in any material respect. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantee

The guarantee will terminate (1) upon full payment of the redemption price of the capital securities, (2) upon distribution of the junior subordinated debentures to the holders of the trust securities or (3) upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if we fail to perform any payment obligation or other obligation under the guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE

JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

As set forth in the trust agreement, the sole purpose of the trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of the junior subordinated debentures is equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures matches the distribution rate and distribution and other payment dates for the trust securities;

•

under the indenture, we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described under “Guarantee of Capital Securities.” If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.

We have the right to set off any payment that we are otherwise required to make under the indenture with any payment that we have previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The guarantee, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any deferral period, the trust agreement allows the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of the capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Summary of Terms of the Capital Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of the capital securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debentures, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debentures.

In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust.

We acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If we fail to make payments under the guarantee, the holders of the capital securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the trust or any other person or entity.

We and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. See “Guarantee of Capital Securities—General.”

Limited Purpose of Trust

The capital securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in the junior subordinated debentures issued by us. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on the junior subordinated debenture held, while a holder of capital securities is entitled to receive distributions from the trust, or from us under the guarantee, if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of the trust involving the liquidation of the junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the capital securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Summary of Terms of the Capital Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of BB&T, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of BB&T, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than such trust’s obligations to the holders of the capital securities, the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

Global Capital Securities; Holding Beneficial Interests through DTC

The trust and BB&T have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the trust and BB&T believe to be reliable, but the trust and BB&T take no responsibility for the accuracy of this information.

The capital securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors will hold their interests in the global securities certificates through DTC. Investors may hold their interests in the global securities certificates directly if they are participants of DTC, or indirectly through organizations that are participants in DTC. Beneficial interests in the global securities certificates will be held in denominations of $25 and integral multiples of $25. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The trust will not issue certificates to you for the capital securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the capital securities represented by that global securities certificate for all purposes of the capital securities.

Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

When you purchase the capital securities within the DTC system, the purchase must be made by or through a direct participant. The direct participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts the capital securities are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities. Book-entry capital securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trust and BB&T understand that, under DTC’s existing practices, if the trust or BB&T requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The property trustee, on behalf of the trust, will send redemption notices to Cede & Co. If less than all of the capital securities of the trust are being redeemed, DTC will reduce each direct participant’s holdings of the capital securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The property trustee, on behalf of the trust, will make distributions on the capital securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters for the capital securities will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their capital securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by direct and indirect participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, BB&T, the trust, the trustees, the paying agent or any other agent of BB&T or the trust.

Accordingly, BB&T, the trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in the capital securities represented by a global securities certificate;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the trust. Additionally, the trust may decide to discontinue the book-entry only system of transfers with respect to the capital securities issued. In that event, the trust will print and deliver certificates for the capital securities. If DTC notifies the trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the trust is required to print and deliver certificates for the capital securities issued by it. Any certificates delivered by the trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The junior subordinated debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the junior subordinated debentures, and the opinion of our special tax counsel is not binding on the U.S. Internal Revenue Service (the “IRS”). Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

In connection with the issuance of the junior subordinated debentures, Squire, Sanders & Dempsey L.L.P., special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated debentures held by the trust will be respected as indebtedness of BB&T for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the junior subordinated debentures will not be recharacterized as other than indebtedness of BB&T.

Classification of BB&T Capital Trust VI

In connection with the issuance of the capital securities, it is the opinion of Squire, Sanders & Dempsey L.L.P. that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debentures. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debentures.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations promulgated under the Code (“Treasury Regulations”), a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the junior subordinated debentures in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the junior subordinated debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding.

In that event, all of a holder’s taxable interest income relating to the junior subordinated debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the junior subordinated debentures, or on the capital securities, as the case may be, during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust

We may liquidate the trust at any time, in which case the junior subordinated debentures will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the junior subordinated debentures received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “—Sales of Capital Securities” below and “Summary of Terms of the Capital Securities—Redemption.”

Sales of Capital Securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debentures. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in income).

Assuming that we do not exercise our option to defer payments of interest on the junior subordinated debentures and that the junior subordinated debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debentures are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss (except to the extent of accrued but unpaid interest not previously included in income) and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. Long-term capital gain of a non-corporate United States Holder that is recognized in taxable years beginning before January 1, 2011 is generally taxable at a maximum rate of 15%. The deductibility of capital losses may be subject to limitations.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the junior subordinated debentures will be respected as indebtedness of BB&T, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder will be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our tax counsel, junior subordinated debentures held by the trust were recharacterized as equity of BB&T, payments on the junior subordinated debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of the trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust.

If the assets of the trust were deemed to be “plan assets,” the persons providing services to the assets of the trust may become parties in interest with respect to an investing plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.

In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with BB&T, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries).

Under an exception contained in the plan assets regulation, the assets of the trust would not be deemed to be “plan assets” of investing plans if the capital securities issued by the trust are “publicly-offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the trust and of each other;

•	freely transferable; and

•

sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

BB&T expects that the capital securities will meet the criteria of “publicly-offered securities” above, although the capital securities may not satisfy such criteria. The underwriters of the capital securities expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

All of the common securities will be purchased and held by BB&T. Even if the assets of the trust are not deemed to be “plan assets” of plans investing in the trust, specified transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan.

For example, if BB&T were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the capital securities by the trust to the plan and/or extensions of credit between BB&T and the trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The capital securities may not be purchased or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the capital securities held by the purchaser or holder do not constitute plan assets. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in the transaction), provided that there is adequate consideration for the transaction.

Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

•	is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan;

•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the capital securities held by the purchaser or holder do not constitute plan assets.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences if the assets of the applicable trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under ERISA Section 408(b)(17) and Code Section 4975(d)(20).

Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

UNDERWRITING

Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the trust has agreed to sell to that underwriter, the number of capital securities set forth opposite the underwriter’s name.

Name	Number of Capital Securities
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
RBC Capital Markets Corporation

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the capital securities if they purchase any of the capital securities.

We have granted an option to the underwriters to purchase, within 30 days of the date of this prospectus supplement, up to              additional capital securities at the public offering price. The underwriters may exercise this option solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial number of capital securities reflected in the table above.

In view of the fact that the proceeds from the sale of the capital securities and the trust’s common securities will be used to purchase the junior subordinated debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Per Capital Security(1)	$	$
Total	$	$

(1)	BB&T Corporation will pay underwriting commissions of $ per capital security for sales to certain institutions. Underwriting commissions of $ per capital security will be payable for capital securities issued pursuant to the exercise of the underwriters’ over-allotment option.

We estimate that our total expenses for this offering will be approximately $             (excluding underwriting discounts and commissions).

BB&T’s affiliate, BB&T Capital Markets, a division of Scott & Stringfellow, LLC (“BB&T Capital Markets”), may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. BB&T Capital Markets may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $             per capital security, provided, however, that such concession for sales to certain institutions will not be in excess of $             per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $             per capital security to brokers and dealers, provided, however, that such concession for sales to certain institutions will not be in excess of $             per capital security.

After the initial public offering, the public offering price and the concessions to dealers may be changed by the representatives of the underwriters.

In connection with the offering, the representatives may purchase and sell capital securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of capital securities in excess of the number of capital securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of capital securities made for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the capital securities at a level higher than that which might otherwise prevail. However, there will be no obligation on the underwriters to do this.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchase capital securities originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the capital securities. They may also cause the price of the capital securities to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect that delivery of the capital securities will be made against payment therefor on or about                     , 2009, which will be the fifth business day following the date of pricing of the capital securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of capital securities who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day should consult their own advisor.

We have agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on their behalf will, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the capital securities, with the exclusion of market making activities carried out by any of our affiliated brokers.

The capital securities are a new issue of securities with no established trading market. Prior to this offering, there has been no public market for the capital securities. We will apply to have the capital securities listed on the

New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. The underwriters have advised us that they intend to make a market for the capital securities, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. Thus, the capital securities may be illiquid or may not develop a trading market.

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the NASD Conduct Rules administered by FINRA. In accordance with Rule 2810, no underwriter that is affiliated with the trust shall execute any transaction in the capital securities in a discretionary account without prior written approval of the transaction by the customer. Each of the underwriters will recommend the capital securities to investors solely where reasonable grounds exist to support the belief that the capital securities are a suitable investment for the investor. In the event that the capital securities are approved for listing on a national securities exchange, investor suitability with respect to the capital securities will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker-dealer, together with the reimbursement of any counsel fees and due diligence expenses by us, may not exceed 10% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities, including any reimbursement for due diligence expenses, will be significantly less than this amount.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters intend to offer the capital securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The capital securities are not being offered or sold in any member state of the European Economic Area. The underwriters may also offer the capital securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents. The capital securities are being offered for sale only in places where offers and sales are permitted. Any distribution of this prospectus supplement and the accompanying prospectus and any offering or sale of the capital securities in certain jurisdictions may be restricted by law.

Purchasers of the capital securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in this prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for BB&T by Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of BB&T and Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Certain matters of Delaware law relating to the trust will be passed upon for BB&T and the trust by Richards, Layton & Finger, P.A. Ms. Jones and Squire, Sanders & Dempsey L.L.P. will rely upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Ms. Jones will rely upon the opinion of Squire, Sanders & Dempsey L.L.P. as to matters of New York law. Ms. Jones owns shares of BB&T’s common stock and holds options to purchase additional shares of BB&T’s common stock. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

PROSPECTUS

BB&T Corporation

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

JUNIOR SUBORDINATED DEBENTURES

GUARANTEES

UNITS

BB&T Capital Trust V

BB&T Capital Trust VI

BB&T Capital Trust VII

BB&T Capital Trust VIII

CAPITAL SECURITIES

These securities may be offered and sold from time to time by us or by the capital trusts identified above, and also may be offered and sold by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries. These securities are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Our common stock is listed on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101 (telephone: (336) 733-2000).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2008.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings also are available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our annual report on Form 10-K for the year ended December 31, 2007;

(2)	our quarterly report on Form 10-Q for the quarter ended March 31, 2008;

(3)	our current reports on Form 8-K filed on January 4, 2008 and January 24, 2008, current report on Form 8-K/A filed on January 24, 2008 and current reports on Form 8-K filed on March 11, 2008, April 22, 2008 and May 5, 2008; and

(4)	the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

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All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

No separate financial statements of the trusts are included or incorporated by reference in this prospectus. BB&T and the trusts do not believe that such financial statements would be material to holders of capital securities because the trusts are special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing the capital securities and holding as trust assets any corresponding securities. In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T Corporation and its subsidiaries for the periods indicated below were as follows:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Earnings to fixed charges:
Including interest on deposits:	1.70 x	1.67 x	1.63 x	1.76 x	2.22 x	2.88 x	2.24 x
Excluding interest on deposits:	2.91 x	3.06 x	2.77 x	3.25 x	4.17 x	5.62 x	3.94 x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

As of the date of this prospectus, we have no preferred stock outstanding.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement.

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VALIDITY OF SECURITIES

The validity of the securities may be passed upon for us by Frances B. Jones, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents. Unless the applicable prospectus supplement or, if necessary, the applicable pricing supplement, indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreements and the creation of the trusts will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus by reference to BB&T’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Capital Securities

BB&T CAPITAL TRUST VI

Enhanced Trust Preferred Securities

($25 liquidation amount)

fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 25, 2008)

Joint Lead Managers and Bookrunners

BB&T Capital Markets

BofA Merrill Lynch

Morgan Stanley

UBS Investment Bank

Wells Fargo Securities

Co-Manager

RBC Capital Markets

                    , 2009